Exhibit 10.16

SUPPLY CONTRACT

Contract No:

Date:

The buyer/End-User: Shenzhen LOHAS Supply Chain Management Co., Ltd.

ADD:

Tel No. :	Fax No. :

The seller:

ADD:

The Contract is concluded and signed by the Buyer and Seller on         , in Hong Kong.

1. General provisions

1.1 This is a framework agreement, the terms and conditions are applied to all purchase orders which signed by this agreement (hereinafter referred to as the “order”).

1.2 If the provisions of the agreement are inconsistent with the order, the order shall prevail. Not stated in order content will be subject to the provisions of agreement. Any modification, supplementary, give up should been written records, only to be valid by buyers and sellers authorized representative signature and confirmation, otherwise will be deemed invalid.

2. The agreement and order

2.1 During the validity term of this agreement, The buyer entrust SHENZHEN YICHANGTAI IMPORT AND EXPORT TRADE CO., LTD or SHENZHEN LEHEYUAN TRADING CO, LTD (hereinafter referred to as the “entrusted party” or “YICHANGTAI” or “LEHEYUAN”), to purchase the products specified in this agreement from the seller in the form of orders.

2.2 The seller shall be confirmed within three working days after receipt of order. If the seller finds order is not acceptable or need to modify, should note entrusted party in two working days after receipt of the order, If the seller did not confirm orders in time or notice not accept orders or modifications, the seller is deemed to have been accepted the order. The orders become effective once the seller accepts, any party shall not unilaterally cancel the order before the two sides agreed .

2.3 If the seller puts forward amendments or not accept orders, the seller shall be in the form of a written notice to entrusted party, entrusted party accept the modified by written consent, the modified orders to be taken effect.

2.4 Seller’s note, only the buyer entrust the entrusted party issued orders, the product delivery and payment has the force of law.

3. GOODS AND COUNTRY OF ORIGIN:

4. Specific order:

The products quantity, unit price, specifications, delivery time and transportation, specific content shall be subject to the purchase order issued by entrusted party which is commissioned the buyer.

5. PACKING: To be packed in new strong wooden case(s) /carton(s), suitable for long distance transportation and for the change of climate, well protected against rough handling, moisture, rain, corrosion, shocks, rust, and freezing. The seller shall be liable for any damage and loss of the commodity, expenses incurred on account of improper packing, and any damage attributable to inadequate or improper protective measures taken by the seller in regard to the packing. One full set of technical All wooden material of shipping package must be treated as the requirements of Entry–Exit Inspection and Quarantine Bureau of China, by the agent whom is certified by the government where the goods is exported. And the goods must be marked with the IPPC stamps, which are certified by the government agent of Botanical–Inspection and Quarantine Bureau.

6. SHIPPING MARK: The Sellers shall mark on each package with fadeless paint the package number, gross weight, net weight, measurements and the wordings: “KEEP AWAY FROM MOISTURE”,“HANDLE WITH CARE” “THIS SIDE UP” etc. and the shipping mark on each package with fadeless paint.

7. DATE OF SHIPMENT: According to specific order by YICHANGTAI or LEHEYUAN.

8. PORT OF SHIPMENT:

9. PORT OF DESTINATION: SHENZHEN, GUANGDONG, CHINA

10. INSURANCE: To be covered by the Seller for 110% invoice value against All Risks and War Risk.

11. PAYMENT: Under Letter of Credit or T/T:

Under the Letter of Credit:

The Buyer shall open an irrevocable letter of credit with the bank within 30 days after signing the contract, in favor of the Seller, for 100% value of the total contract value.

The letter of credit should state that partial shipments are allowed. The Buyer’s agent agrees to pay for the goods in accordance with the actual amount of the goods shipped.

80% of the system value being shipped will be paid against the documents stipulated in Clause 12.1.

The remaining 20% of the system value being shipped will be paid against the documents stipulated in Clause 12.2.

The Letter of Credit shall be valid until 90 days after the latest shipment is effected.

Under the T/T

The trustee of the buyer remitted the goods to the seller by telegraphic transfer in batches as agreed upon after signing each order.

12. DOCUMENTS:

12.1

(1) Invoice in 5 originals indicating contract number and Shipping Mark (in case of more than one shipping mark, the invoice shall be issued separately).

(2) One certificate of origin of the goods.

(3) Four original copies of the packing list.

(4) Certificate of Quality and Quantity in 1 original issued by the agriculture products base.

(5) One copy of insurance coverage

(6) Copy of cable/letter to the transportation department of Buyer advising of particulars as to shipment immediately after shipment is made.

12.2

(1) Invoice in 3 originals indicating contract number and L/C number.

(2) Final acceptance certificate signed by the Buyer and the Seller.

13. SHIPMENT:

CIP

The seller shall contract on usual terms at his own expenses for the carriage of the goods to the agreed point at the named place of destination and bear all risks and expenses until the goods have been delivered to the port of destination.

The Sellers shall ship the goods within the shipment time from the port of shipment to the port of destination. Transshipment is allowed. Partial Shipment is allowed.

In case the goods are to be dispatched by parcel post/sea-freight, the Sellers shall, 3 days before the time of delivery, inform the Buyers by cable/letter of the estimated date of delivery, Contract No., commodity, invoiced value, etc. The sellers shall, immediately after dispatch of the goods, advise the Buyers by cable/letter of the Contract No., commodity, invoiced value and date of dispatch for the Buyers.

14. SHIPPING ADVICE: The seller shall within 72 hours after the shipment of the goods, advise the shipping department of buyer by fax or E-mail of Contract No., goods name, quantity, value, number of packages, gross weight, measurements and the estimated arrival time of the goods at the destination.

15. GUARANTEE OF QUALITY: The Sellers guarantee that the commodity hereof is complies in all respects with the quality and specification stipulated in this Contract.

16. CLAIMS: Within 7 days after the arrival of the goods at destination, should the quality, specification, or quantity be found not in conformity with the stipulations of the Contract except those claims for which the insurance company or the owners of the vessel are liable, the Buyers, on the strength of the Inspection Certificate issued by the China Commodity Inspection Bureau, have the right to claim for replacement with new goods, or for compensation, and all the expenses (such as inspection charges, freight for returning the goods and for sending the replacement, insurance premium, storage and loading and unloading charges etc.) shall be borne by the Sellers.

The Certificate so issued shall be accepted as the base of a claim. The Sellers, in accordance with the Buyers’ claim, shall be responsible for the immediate elimination of the defect(s), complete or partial replacement of the commodity or shall devaluate the commodity according to the state of defect(s). Where necessary, the Buyers shall be at liberty to eliminate the defect(s) themselves at the Sellers’ expenses. If the Sellers fail to answer the Buyers within one weeks after receipt of the aforesaid claim, the claim shall be reckoned as having been accepted by the Sellers.

17. FORCE MAJEURE: The Sellers shall not be held responsible for the delay in shipment or non-delivery, of the goods due to Force Majeure, which might occur during the process of manufacturing or in the course of loading or transit. The Sellers shall advise the Buyers immediately of the occurrence mentioned above and within fourteen days thereafter, the Sellers shall send by airmail to the Buyers a certificate of the accident issued by the competent government authorities, Chamber of Commerce or registered notary public of the place where the accident occurs as evidence thereof. Under such circumstances the Sellers, however, are still under the obligation to take all necessary measures to hasten the delivery of the goods. In case the accident lasts for more than 10 weeks, the Buyers shall have the right to cancel the Contract.

18. LATE DELIVERY AND PENALTY: Should the Sellers fail to make delivery on time as stipulated in the Contract, with exception of Force Majeure causes specified in Clause 17 of this Contract, the Buyers shall agree to postpone the delivery on condition that the Sellers agree to pay a penalty which shall be deducted by the paying bank from the payment. The penalty, however, shall not exceed 5% of the total value of the goods involved in the late delivery. The rate of penalty is charged at 0.5% for every seven days, odd days less than seven days should be counted as seven days. In case the Sellers fail to make delivery ten weeks later than the time of shipment stipulated in the Contract, the Buyers have the right to cancel the contract and the Sellers, in spite of the cancellation, shall still pay the aforesaid penalty to the Buyers without delay, the seller should refund the money received and pay the 30% of the total goods price of the penalty

19. ARBITRATION: All disputes in connection with this Contract or the execution thereof shall be settled friendly through negotiations. In case no settlement can be reached, the case may then be submitted for arbitration to the Foreign Economic and Trade Arbitration Committee of the China Beijing Council for the Promotion of International Trade in accordance with its Provisional Rules of Procedures by the said Arbitration Committee. The Arbitration shall take place in Beijing and the decision of the Arbitration Committee shall be final and binding upon both parties; neither party shall seek recourse to a law court nor other authorities to appeal for revision of the decision. Arbitration fee shall be borne by the losing party.

20. This final price is the confidential information. Dissemination, distribution or duplication of this price is strictly prohibited.

21. Law application

It will be governed by the law of the People’s Republic of China ,otherwise it is governed by United Nations Convention on Contract for the International Sale of Goods.

22. <<Incoterms 2000>>

The terms in the contract are based on (INCOTERMS 2000) of the International Chamber of Commerce.

23. The Contract is valid for 5 years, beginning from and ended on .

This Contract is made out in three originals in both Chinese and English, each language being legally of the equal effect. Conflicts between these two languages arising there from, if any, shall be subject to Chinese version. One copy for the Sellers, two copies for the Buyers. The Contract becomes effective after signed by both parties.

THE BUYER:	THE SELLER:

SIGNATURE:	SIGNATURE: